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Exhibit 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.645.5500

MKS Instruments Revises Guidance for Fourth Quarter 2008

Andover, Mass., December 23, 2008 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today lowered its fourth quarter 2008 sales and earnings guidance. The Company now expects sales of $118 to $122 million versus previous guidance of $130 to $140 million, as demand for semiconductor capital equipment continues to decline. MKS now expects a GAAP net loss per basic share of ($0.23) to ($0.20) versus net income per diluted share of $0.01 to $0.09. In addition to the effect of lower volume, the expected loss includes special charges of approximately $10 million or $0.17 per share related to the impairment of intangible assets, and excess and obsolete inventory that were not anticipated in previous guidance. Non-GAAP results, which exclude amortization of acquired intangible assets and special items, are expected to range from a net loss per share of ($0.08) to ($0.05) versus net earnings per share of $0.00 to $0.07. Our cash and investment position at the end of the third quarter was $257 million, and we expect that we will continue to generate cash in the fourth quarter.

Leo Berlinghieri, Chief Executive Officer and President, said, “In the fourth quarter we are seeing a sharper than expected decrease in orders from semiconductor OEMs as demand for capital equipment declines in a weaker global economy. In this increasingly difficult business environment, we are taking additional steps to reduce costs without risking growth opportunities in diverse markets when the economy recovers.

“During the third and fourth quarter, we implemented a 10% global workforce reduction and reduced our operating expenses, including reductions in discretionary spending, salary reductions for executive officers, and reduced fees for Board members.

“In these uncertain and challenging times, we will continue to take actions that have an immediate effect on reducing costs, such as taking mandatory time off, curtailing non-critical spending and temporarily reducing other costs. Excluding these temporary cost reductions, our goal is to reduce our quarterly spending by $5 million exiting the second quarter of 2009. We plan to take a series of actions during the first and second quarters of 2009, which are expected to lower our non-GAAP operating breakeven level to approximately $123 million and our operating cash breakeven to approximately $108 million. Due to the timing of these cost reductions in the first quarter, we anticipate our non-GAAP operating breakeven level will be approximately $126 million for the first quarter of 2009.”

Management will announce results for the fourth quarter and provide a first quarter outlook on a conference call scheduled for Wednesday, February 4, 2009 at 8:30 a.m. (Eastern Time). A live and archived webcast will also be available on the Investors webpage at www.mksinstruments.com.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and most recent quarterly report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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